410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Board of Directors Declares Quarterly Dividends

CHICAGO—(June 11, 2015)—The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) today declared quarterly cash dividends of $0.21 per share of the Company’s Common Stock and $0.1575 per share of the Company’s Class B Stock.

The dividends declared today will be payable in the first quarter of fiscal 2016, on September 4, 2015, to stockholders of record at the close of business on August 21, 2015. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for each of the last twelve years.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty, industrial and automotive markets and is a leading manufacturer of cat litter.

Laura G. Scheland
Investor Relations Contact
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321 1515